As filed with the Securities and Exchange Commission on September 30, 2025

Securities Act File No. 333-178833

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]       Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTHERN LIGHTS FUND TRUST III

(a Delaware statutory trust)

(Exact Name of Registrant as Specified in Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Centerstone Investors 228 Park Avenue S, Suite 75938 New York, NY 10003 centerstoneinv.com

NOTICE OF ADJOURNMENT

WE NEED YOUR HELP

Dear Valued Shareholder,

We need your help. The Special Meeting of Shareholders of your Fund, Centerstone Investors Fund, was adjourned to November 5, 2025, to provide shareholders who have not yet cast their proxy vote more time to do so. Our records indicate that you have not yet voted.

The Board of Trustees recommends that shareholders vote FOR

the approval of the reorganization. PLEASE take a moment to cast your vote TODAY.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, shareholders are being asked to vote on an Agreement and Plan of Reorganization whereby the Fund would be reorganized into a corresponding newly created shell series of Investment Managers Series Trust III. The Board of Trustees of the Northern Lights Fund Trust III – the Fund’s current Trust - has approved the proposal and recommends that shareholders vote FOR the approval of the Reorganization. Following the Reorganization, the net annual operating expenses are expected to be lower, and the transaction is generally expected to be tax-free to the shareholders of the Centerstone Investors Fund for federal income tax purposes.

For more information on the proposed Agreement and Plan of Reorganization of Centerstone Investors Fund into the FPA Crescent Fund, please refer to the proxy statement, which can be found at vote.proxyonline.com/centerstone/docs/2025mtg.pdf. If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-800-859-8508 for assistance. Representatives are available Monday through Friday from 9 a.m. to 10 p.m. Eastern Time.

We very much appreciate your attention to this matter.

Sincerely,

Abhay Deshpande

Chief Investment Officer

Four convenient voting methods…

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-859-8508. Representatives are available Monday through Friday from 9 a.m. to 10 p.m. Eastern Time.

Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the proxy card(s).

Vote online: You may cast your vote by visiting the web address located on the proxy card(s) and following the instructions on the website.

Vote by mail: You may cast your vote by signing, dating, and mailing the proxy card(s) in the postage-prepaid return envelope provided.

NOBO-reg

Centerstone Investors 228 Park Avenue S, Suite 75938 New York, NY 10003 centerstoneinv.com

NOTICE OF ADJOURNMENT

WE NEED YOUR HELP

Dear Valued Shareholder,

We need your help. The Special Meeting of Shareholders of your Fund, Centerstone Investors Fund, was adjourned to November 5, 2025, to provide shareholders who have not yet cast their proxy vote more time to do so. Our records indicate that you have not yet voted.

The Board of Trustees recommends that shareholders vote FOR

the approval of the reorganization. PLEASE take a moment to cast your vote TODAY.

As discussed in more detail in the proxy statement sent to you via hard copy or e-delivery, shareholders are being asked to vote on an Agreement and Plan of Reorganization whereby the Fund would be reorganized into a corresponding newly created shell series of Investment Managers Series Trust III. The Board of Trustees of the Northern Lights Fund Trust III – the Fund’s current Trust - has approved the proposal and recommends that shareholders vote FOR the approval of the Reorganization. Following the Reorganization, the net annual operating expenses are expected to be lower, and the transaction is generally expected to be tax-free to the shareholders of the Centerstone Investors Fund for federal income tax purposes.

For more information on the proposed Agreement and Plan of Reorganization of Centerstone Investors Fund into the FPA Crescent Fund, please refer to the proxy statement, which can be found at vote.proxyonline.com/centerstone/docs/2025mtg.pdf. If you have any proxy related questions please call 1-800-859-8508 for assistance. Representatives are available Monday through Friday from 9 a.m. to 10 p.m. Eastern Time.

We very much appreciate your attention to this matter.

Sincerely,

Abhay Deshpande

Chief Investment Officer

Three convenient voting methods…

Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the proxy card(s).

Vote online: You may cast your vote by visiting the web address located on the proxy card(s) and following the instructions on the website.

Vote by mail: You may cast your vote by signing, dating, and mailing the proxy card(s) in the postage-prepaid return envelope provided.

OBO